Exhibit 23.1

                       CONSENT OF WEINBERG & COMPANY, P.A
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
Global Health Trax, Inc.

We consent to the inclusion in the foregoing amendment No. 2 to the Registration Statement on Form SB-2 of our report dated May 28, 2004 relating to the consolidated financial statements of Global Health Trax, Inc. and subsidiary as of and for the years December 31, 2003 and 2002. We also consent to the reference to our firm under the caption "Experts."

/s/ Weinberg & Company, P.A.
Wienberg & Company, P.A.
Certified Public Accountants

Boca Raton, FL
December 28, 2004